EXHIBIT 10.17.8
CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
CONTENT ATTACHMENT NO. 2 TO
CONTENT DISTRIBUTION ADDENDUM TO
SYNACOR MASTER SERVICES AGREEMENT
NETPAK
     This Attachment No. 2 dated as of June 6, 2005 (this “Attachment No. 2”) to the Content Distribution Addendum to the Synacor Master Services Agreement dated July 13, 2004 (the “Agreement”) is entered into between Synacor, Inc. (“Synacor”) and ACC Operations, Inc. (“Client”), and forms a part of, and is subject to, the Agreement. Capitalized terms used but not defined in this Attachment No. 2 shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
     WHEREAS, Synacor and Client entered into the Agreement to establish the terms and conditions under which Synacor provides to Client certain web hosting services, including, without limitation, making certain content available on the Client Branded Portal; and
     WHEREAS, the Agreement contemplates Synacor and Client completing separate attachments to the Content Distribution Addendum detailing specific content offerings and additional fees associated with such offerings in the event that Client desires to include premium content on Client’s HSI customer home page, currently located at http://www.adelphia.net (“Client’s Web-site”); and
     WHEREAS, the Parties desire by way of this Content Attachment No. 2 to set forth the specific content offering and pricing with respect to certain content to be known as “Adelphia NetPak.”
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Service Description and General Overview
     NetPak is a bundle of family-oriented on-line services, comprised of the content set forth below. Client may brand the NetPak service as “Adelphia NetPak.” Client shall have the right, but not the obligation, to offer Adelphia NetPak throughout the Attachment No. 2 Term (as defined herein) to its high speed Internet customers on a subscription basis. Throughout the Attachment No. 2 Term, Synacor shall make Adelphia NetPak available to Client for distribution to Client’s subscribers for the monthly fees described below.
     Unless modified at Client’s request as set forth below, Adelphia NetPak shall, throughout the Attachment No. 2 Term, include the following services:
•	Encyclopaedia Britannica — unlimited access to the updated 32-volume Encyclopaedia Britannica, plus Britannica’s Student & Concise encyclopedias, and thousands of exclusive video and audio clips.

•	Shockwave Gameblast — 100 popular premium on-line and downloadable games.

•	American Greetings.com — “Print and Send Greeting Cards,” and access to member’s only on-line greeting cards.

•	Clever Island.com — focuses on the educational skills that are most important to a child’s development, including language, numbers, spatial reasoning, logic, and critical thinking. Activities are designed by leading experts in education and child development to be engaging, powerful, and fun.

•	CNN QuickCast & NewsPass — up to 30 video news updates per day. Along with 12, 2 minute breaking news stories per day*. (*Subject to approval by CNN).

•	Weather.com — local, regional and national video weather reports and special feature categories*. (*Subject to approval by Weather.com)

•	MLB.com — access to game-day audio (listen to every game played that day); condensed video games; post-game highlights; MLB custom cuts, and MLB radio.
     From time-to-time, Client shall have the right to request alternative services that Synacor may be able to provide to replace one or more of the above-listed services in the event that, in Client’s discretion, a service(s) has a low performance rating in terms of Adelphia NetPak Subscriber usage of such service(s), or in order to make the overall bundle more robust and appealing to subscribers.
     2. Pricing and Payment
     The fee payable by Client to Synacor under this Content Attachment No. 2 in consideration of the right to provide Adelphia NetPak to Client’s subscribers will [*] (each, a “NetPak Subscriber”), and payment terms shall be as set forth in Section 3, of Schedule A of the Agreement. For purposes of the payment of the monthly fee, the number of NetPak Subscribers shall be [*].
     Client may offer Adelphia NetPak to “first-time” NetPak Subscribers [*]. Notwithstanding anything in this Attachment No. 2 or the Agreement to the contrary, Client shall not be obligated to [*]. Pursuant to Section 3, of Schedule A of the Agreement, [*]. In the event that additional optional features or enhanced functionality (collectively, “Enhanced Features”) are developed for NetPak which have the potential for generating additional revenue and Client desires to make such Enhanced Features available to its subscribers, Synacor and Client shall negotiate in good faith with respect to apportioning any such revenue between Synacor and Client.
     Without limiting Client’s rights under Paragraph 5 hereof to terminate this Content Attachment No. 2 in the event of an uncured breach, if at any time during the Attachment No.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2 Term the Service is interrupted or unavailable on an unscheduled basis for a period of more than [*] (a “Service Interruption”) because of an outage or other network failure at Synacor’s, or one of its suppliers’, facilities, Synacor shall reimburse Client for credits Client provides to Service subscribers who have called Client complaining of such Service Interruption (each, a “Refund Subscriber”), up to [*].
     3. Accessing Content
     Subscribers may access Adelphia NetPak through the Synacor-provided Client portal. To access Adelphia NetPak, subscribers must first log-in to the Client portal with their ID and password, at which point they can access Adelphia NetPak without any further log-in required.
     4. Customer Support
     Tier 1 subscriber support will be provided by Client, Tier 2 and Tier 3 technical support will be provided by Synacor, as necessary. This means that initial subscriber queries will be fielded by Client support personnel. If the Client support team is unable to answer the question, it will be forwarded to Synacor. Synacor will address the question, in consultation with the relevant content supplier, if necessary. Synacor will provide a response back to the Client Customer Support contact for communication to the pertinent subscriber.
     5. Term; Termination
     Unless terminated earlier as provided herein, the “Attachment No. 2 Term” shall commence as of the date hereof and continue until the expiration or earlier termination of the Agreement. Notwithstanding anything in this Content Attachment No. 2 to the contrary, either Party may, upon giving thirty (30) days’ written notice identifying specifically the basis for such notice, terminate this Content Attachment No. 2 for a breach of any material term or condition of this Content Attachment No. 2 by the other Party, unless the Party receiving such notice cures such breach within such thirty (30)-day period.
     6. [*]

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
     7. Counterparts
     This Content Attachment No. 2 may be executed in counterparts, all of which (once executed) taken together shall constitute a single agreement, and facsimile signatures shall be effective as if original.
     8. Effectiveness
     Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Agreement and each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be in reference to the Agreement, including this Attachment No. 2. If any provision of this Attachment No. 2 conflicts with any provision of the Agreement, the provisions of this Attachment No. 2 shall control.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     IN WITNESS WHEREOF, the parties have executed this Attachment No. 2 to be effective as of the day first above written.

SYNACOR, INC.		ACC OPERATIONS, INC.

By:	/s/ George Chamoun	By:	/s/ Nancy A McGee

	Name: George Chamoun		Name: NANCY A MCGEE
	Title: Senior Vice President		Title: SVP Marketing & Sales
DATE:	6/2/2005

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